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EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated June 22, 2005, with respect to the financial statements of USN Television Group, Inc. as of March 31, 2004, and for the period from inception, April 25, 2003 through March 31, 2004, in the Annual Report (Form 10-KSB) of USN Corporation for the year ended March 31, 2005 to be filed with the Securities and Exchange Commission.

/s/ Frankel, Lodgen, Lacher, Golditch, Sardi & Howard LLP

Encino, California
August 2, 2005



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